FIRST AMENDMENT, CONSENT AND WAIVER

                  This First Amendment, Consent and Waiver (“Waiver”) is effective as of May 12, 2003 and relates to (i) the Note Agreement dated as of May 12, 2003 (the “Note Agreement”) among NewWest Mezzanine Fund, LP (“NewWest”), KCEP Ventures II, L.P. (“KCEP”), Convergent Capital Partners I, L.P. (“Convergent”), James F. Seifert Management Trust dated October 8, 1992 (the “Trust”), ACT Teleconferencing, Inc. (“Holdings”), ACT Teleconferencing Services, Inc. (the “Services”) and certain Co-Borrowers listed on the signature page of this Waiver (the “Co-Borrowers), and (ii) the Warrant Agreement dated as of May 12, 2003 (the “Warrant Agreement”) among NewWest, KCEP, Convergent, the Trust, Holdings, Services, and certain Principals set forth on the signature page of this Waiver (the “Principals”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note Agreement.

Recitals

                  Holdings and Services have requested that the Purchaser waive certain Events of Default under the Note Agreement and the Warrant Agreement and amend the Warrant Agreement, subject in each case to the terms and conditions set forth herein, and the Purchaser has agreed to grant such waiver and effect such amendment, on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, the parties hereby agree as follows:

                  1.               Waiver. Subject to the conditions set forth in this Waiver, the Purchaser hereby waives the Event of Default existing under Section 6.18 of the Note Agreement resulting solely from the size of Holdings’ Board of Directors not being set at seven.

                  2.               Warrant Agreement Amendment. The first sentence of Section 14.2 of the Warrant Agreement is amended and restated to read as follows:

"In addition to representatives with attendance rights as described in Section 14.1, so long as the Notes remain outstanding or the aggregate Applicable Percentage of the Institutional Holders is at least 5%, the Boards of Directors of the Company and Services shall consist of not more than (i) nine members during the period from May 12, 2003 until the end of the Company's 2003 annual meeting of shareholders, (ii) eight members during the period from the end of the Company's 2003 annual meeting of shareholders until November 30, 2003, and (ii) seven members thereafter, and the Institutional Holders shall have the right to name two representatives who shall maintain seats on such Boards, and be entitled to all benefits generally available to members of such Boards."

                  3.               Funding under Note Agreement; Guarantee. The parties consent and agree that the funding under the Note Agreement originally scheduled to occur on the 10th day following the Closing, provided that no Default or Event of Default existed on such date, shall instead take place on May 30, 2003, provided that no Default or Event of Default exists on such date. The parties further agree that the Guarantee of Holdings and its subsidiaries in favor of the Purchaser shall be amended and restated to remove ACT Teleconferencing Limited (UK) as a guarantor and to read as set forth in the attached Guarantee.

                  4.               Conditions to Effectiveness. The effectiveness of this Waiver is expressly conditioned upon Holdings and Borrower delivering to the Purchaser all of the following, all in form and substance acceptable to the Purchaser: (a) this Waiver duly executed by Holdings, Services, the Co-Borrowers and the Principals; and (b) Holdings and Borrower shall have provided evidence satisfactory to the Purchaser that all events of default under any other promissory notes or loan agreements have been waived and such waivers are in full force and effect.

                  5.               Reaffirmation of Financing Documents. All terms, conditions and provisions of the Note Agreement and the other Financing Documents are hereby reaffirmed and continued in full force and effect and shall remain unaffected and unchanged, except as specifically amended by this Waiver. All covenants, representations and warranties of Holdings and Borrower in this Waiver shall survive the closing and delivery of this Waiver. The Events of Default specified in the Note Agreement shall continue to be the events of default under the Note. The Purchaser’s remedies with respect to the occurrence of an Event of Default shall continue to be as set forth in the Note Agreement and in the Financing Documents. Borrower confirms that, in accordance with Section 8.3 of the Note Agreement, Borrower will promptly reimburse the Purchaser for all reasonable expenses relating to this Waiver.

                  6.               Representations and Warranties. Holdings and Borrower represent and warrant to the Purchaser that (i) they have full power and authority to consummate this Waiver and the execution and delivery by Holdings and Borrower of this Waiver have been duly and properly made and authorized, (ii) this Waiver and the Financing Documents to which Holdings and Borrower are a party each constitutes a valid and binding obligation of Holdings and Borrower, enforceable against Holdings and Borrower in accordance with its respective terms, (iii) the execution and delivery of this Waiver will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under Holdings and Borrower’s articles of incorporation or bylaws or any indenture or other agreement or instrument to which Holdings or Borrower is a party or by which they may be bound or result in the imposition of any Liens or encumbrances on any of its property (other than as contemplated in the other Financing Documents and as contemplated hereby), (iv) no further approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is necessary in connection with the execution and delivery by Holdings and Borrower of this Waiver, (v) Holdings and Borrower have no defense, offset or counterclaim with respect to the payment of any sum owed to the Purchaser, or with respect to the performance or observance of any warranty or covenant contained in the Financing Documents, and the Purchaser has performed all obligations and duties owed to Holdings and Borrower through the date of this Waiver, and (vi) giving effect to this Waiver, there is no Default or Event of Default.

                  7.               General Release. In consideration of, among other things, the Waiver provided for herein, each of Holdings and Borrower, on behalf of itself and its stockholders and other Affiliates and their successors and assigns (collectively, the “Releasors”), hereby forever waives, releases and discharges to the fullest extent permitted by law any and all claims (including, without limitation, cross claims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the “Claims”), that any Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Purchaser and any of their affiliates, partners, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Waiver. In entering into this Waiver, Holdings and Borrower has consulted with and been represented by counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of the Note Agreement and the other Financing Documents and payment in full of the Obligations.

                  8.               Governing Law. This Waiver and all matters concerning this Waiver shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws.

                  9.               Entire Agreement. Except as modified by this Waiver, the Note Agreement and the Warrant Agreement remain in full force and effect. The Note Agreement and the Warrant Agreement, as modified by this Waiver, and together with the other Financing Documents, embody the entire agreement and understanding among the parties to this Waiver, and supersedes all prior agreements and understandings among the parties relating to the subject matter of the Note Agreement and the Warrant Agreement as modified by this Waiver.

                  10.               Counterparts; Telecopy Execution. This Waiver may be executed in any number of separate counterparts, each of which, when taken together, shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Waiver by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Waiver. Any party delivering an executed counterpart of this Waiver by facsimile shall also deliver a manually executed counterpart of this Waiver, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Waiver.

[Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have executed this Waiver effective as of the day, month and year first above written.

HOLDINGS: ACT Teleconferencing, Inc.

By _______________________________
Its _______________________________

SERVICES: ACT Teleconferencing Services, Inc.

By _______________________________
Its _______________________________

CO-BORROWER: ACT VideoConferencing, Inc.

By _______________________________
Its _______________________________

CO-BORROWER: ACT Proximity, Inc.

By _______________________________
Its _______________________________

CO-BORROWER: ACT Research, Inc.

By _______________________________
Its _______________________________

PRINCIPALS:

_________________________________
Gerald V. Eeckhout

_________________________________
Gavin J. Thomson

_________________________________
Gene Warren

__________________________________
Charles T. Stout

Accepted as of the date of this Waiver:

INVESTORS:

NEWWEST MEZZANINE FUND LP
By Touchstone Capital Group LLLP, General Partner

___________________________________
David L. Henry, Managing General Partner

KCEP VENTURES II, L.P.
By KCEP II, LC, General Partner

___________________________________
Terry Matlack, Managing Director

CONVERGENT CAPITAL PARTNERS I, L.P.
By Convergent Capital, LLC, General Partner

___________________________________
Keith S. Bares, Executive Vice President

JAMES F. SEIFERT MANAGEMENT TRUST DATED OCTOBER 8, 1992
By James F. Seifert and Nancy L. Seifert, as Trustees and not individually

___________________________________
James F. Seifert, Trustee

___________________________________
Nancy L. Seifert, Trustee